Exhibit 99.2

December 18, 2007

Daybreak Oil and Gas, Inc.
Board of Directors
601 W. Main Ave.
Suite 1012
Spokane, WA  99201

Dear Daybreak Board of Directors:

Effective today at close of business, I hereby tender my resignation from Daybreak Oil and Gas, Inc. as a member of the Board of Directors.

Sincerely,

  /s/ Eric L. Moe
Eric L. Moe